MIRE
Petroleum Consultants

1927 Hillgreen Drive
Katy, TX 77494
Tel: 713-882-9598
www.mirepetroleumconsultants.com

August 9, 2021

Sadler Gibb & Associates, LLC
344 W 13800 S, Suite 250
Draper, UT 84020

ATTN: MR. TYLER NEVES

SUBJECT: Verde Bio Holdings, Inc.
May 1, 2021 - Reserves

Mire Petroleum Consultants hereby consents to the use of its name and the information from its reports regarding its estimates of reserves and future net revenues from the production and sale of those reserves of Verde Bio Holdings, Inc. for use in their filings with the Securities Exchange Commission, including but not limited to, 8-K, 10-K, and 14f as of the date reported August 1, 2021.

Sincerely,

Kurt Mire

Kurt Mire, P.E.
Petroleum Consultant

STATE OF TEXAS
KURT M. MIRE
115886
LICENSED
PROFESSIONAL ENGINEER